Exhibit 4.1
TRINITY INDUSTRIES, INC.,
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE
3 7/8 % Convertible Subordinated Notes due 2036
INDENTURE
Dated as of June 7, 2006

i

		Page
SECTION 9.2.	With Consent of Holders	46
SECTION 9.3.	Compliance with Trust Indenture Act	47
SECTION 9.4.	Revocation and Effect of Consents and Waivers	47
SECTION 9.5.	Notation on or Exchange of Securities	47
SECTION 9.6.	Trustee To Sign Amendments	48

ARTICLE X
SUBORDINATION
SECTION 10.1.	Agreement of Subordination	48
SECTION 10.2.	Payments to Holders	48
SECTION 10.3.	Subrogation of Securities	51
SECTION 10.4.	Authorization to Effect Subordination	52
SECTION 10.5.	Notice to Trustee	52
SECTION 10.6.	Trustee’s Relation to Senior Debt	53
SECTION 10.7.	No Impairment of Subordination	53
SECTION 10.8.	Certain Conversions Not Deemed Payment	53
SECTION 10.9.	Article Applicable to Payment Agents	54
SECTION 10.10.	Senior Debt Entitled to Rely	54

ARTICLE XI
PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE; REPURCHASE AT THE OPTION OF HOLDERS
SECTION 11.1.	Purchase at the Option of the Holder Upon a Fundamental Change	54
SECTION 11.2.	Purchase of Securities at the Option of the Holder	56
SECTION 11.3.	Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder	58

ARTICLE XII
CONVERSION
SECTION 12.1.	Conversion of Securities	61
SECTION 12.2.	Adjustments to Conversion Rate	65
SECTION 12.3.	Effect of Reclassification, Consolidation, Merger or Sale	72
SECTION 12.4.	Responsibility of Trustee	73
SECTION 12.5.	Notice to Holders Prior to Certain Actions	74
SECTION 12.6.	Stockholder Rights Plan	75

ARTICLE XIII
MISCELLANEOUS
SECTION 13.1.	Trust Indenture Act Controls	75
SECTION 13.2.	Notices	75
SECTION 13.3.	Communication by Holders with other Holders	77
SECTION 13.4.	Certificate and Opinion as to Conditions Precedent	77
SECTION 13.5.	Statements Required in Certificate or Opinion	77
SECTION 13.6.	When Securities Disregarded	77
SECTION 13.7.	Rules by Trustee, Paying Agent and Registrar	78
SECTION 13.8.	Legal Holidays	78
SECTION 13.9.	GOVERNING LAW; WAIVER OF JURY TRIAL	78
SECTION 13.10.	No Recourse Against Others	78

		Page
SECTION 13.11.	Successors	79
SECTION 13.12.	Multiple Originals	79
SECTION 13.13.	Table of Contents; Headings	79
SECTION 13.14.	Force Majeure	79
SECTION 13.15.	Severability Clause	79

EXHIBIT A	Form of the Security
EXHIBIT B	Form of Indenture Supplements

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.7
	(b)	13.3
	(c)	13.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6
	(d)	7.6
314	(a)	3.6; 3.8, 3.10, 13.5
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 13.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	13.6
	(a)(1)(A)	6.5(a)
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	6.5(b)
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.6
318	(a)	13.1
	(b)	N.A.
	(c)	13.1
	N.A. means Not Applicable.
v

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

  INDENTURE dated as of June 7, 2006, among TRINITY INDUSTRIES, INC., a Delaware corporation (the “ Company ”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “ Trustee ”), as Trustee.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s
3 7 / 8 % Convertible Subordinated Notes due 2036 (the “ Securities ”) on the date hereof and the guarantees thereof by certain of the Company’s subsidiaries.
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.1.   Definitions.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “ control ” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “ controlling ” and “ controlled ” have meanings correlative to the foregoing; provided, however , that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.
          “Applicable Five Day Trading Period” means, with respect to any interest period in which Contingent Interest may be payable, the five Trading Days ending on the second Trading Day immediately preceding the first day of such interest period.
          “Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).
          “Average Securities Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Agent for $10,000,000 principal amount of Securities at approximately 4:00 p.m. (New York City time) on such determination date from three unaffiliated recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Average Securities Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Last Reported Sale Price for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five Trading Day period and ending on such determination date, of any event described in Section 12.2 .

          “Bankruptcy Law” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
          “Bid Agent” means a bid agent appointed by the Company to act in such capacity for the purposes of determining the Securities Price; provided that such agent shall not be the Company or an Affiliate of the Company. The Bid Agent appointed by the Company shall initially be the Trustee.
          “Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.
          “Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          “Cash Settlement Averaging Period” means, with respect to any Securities, the 20 consecutive Trading-Day period beginning on and including the second Trading Day after a Holder delivers a conversion notice to the Conversion Agent.
          “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Common Equity” of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

          “Common Stock” means the Company’s Common Stock, par value $1.00 per share.
          “Company” means Trinity Industries, Inc. or its successors and assigns.
          “Continuing Director” means a director who either was a member of the Board of Directors of the Company on June 1, 2006 or who becomes a member of the Board of Directors of the Company subsequent to that date and whose election, appointment or nomination for election by stockholders of the Company, is duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.
          “Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
          “Conversion Price” means the principal amount of Securities that can be exchanged for one share of Common Stock (initially $78.34 and thereafter computed by dividing $1,000 by the then applicable Conversion Rate).
          “Conversion Rate” means the number of shares of Common Stock issuable in respect of $1,000 principal amount of Securities, initially 12.7648 shares, subject to adjustments as set forth herein.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Debt” means, with respect to any Person on any date of determination (without duplication):
          (i) any indebtedness or obligation, (1) evidenced by a credit or loan agreement, note, bond, debenture or similar written obligation or instrument (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) or (2) for money borrowed,
          (ii) all Capitalized Lease Obligations and Attributable Debt of such Person,
          (iii) all obligations under Interest Rate Agreements, Exchange Rate Contracts, treasury management agreements or similar agreements or arrangements,
          (iv) the principal component of all obligations and liabilities (contingent or otherwise) of such Person with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing),
          (v) the principal component of all obligations and liabilities (contingent or otherwise) of such Person issued or assumed as the deferred purchase price of any property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business),
          (vi) obligations of the type described in clauses (i) through (v) above of any third party and all dividends of any third party payment of which, in either case, such Person has assumed or guaranteed, or for which the Person first referenced above is responsible or liable, jointly or severally, as obligor, guarantor or otherwise, or that are secured by a lien on such Person’s property and
          (vii) any and all renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi).
          The amount of any Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of any Debt outstanding as of any date shall be the accreted value thereof, in the case of any Debt issued with original issue discount. The amount of any Indebtedness outstanding as of any date with respect to any Exchange Rate Contract or Interest Rate Agreement shall be the termination value thereof. Debt shall not include liabilities for taxes of any kind.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Securities” mean certificated Securities.
          “Designated Senior Debt” means, with respect to the Company, obligations under any Senior Debt in which the instrument creating or evidencing such Senior Debt or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
          “Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
          “Exchange” means initially the New York Stock Exchange and from time to time thereafter the national securities exchange on which the Common Stock is primarily traded.
          “Exchange Rate Contract” means, with respect to any Person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.
          “Fiscal Year” means the fiscal year of the Company ending on December 31 of each year, or as otherwise determined by the Board of Directors.
          A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occurs:

(1)
any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company’s Common Equity;

(2)
consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(3)	Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors;

(4)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(5)	the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change (such securities being referred to as “ Publicly Traded Securities ”) and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered in the Securities Register.
          “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.
          “Issue Date” means June 7, 2006.

          “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on that date as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.
          If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.
          If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
          “Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
          “Moody’s” means Moody’s Investors Service, Inc., or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided , however , that if there is no successor Person, then “Moody’s” shall mean any other nationally recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.
          “Non-Recourse Debt” means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) in respect of which a default would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, Controller or the Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by any Officers or attorneys-in-fact or by an Assistant Treasurer or an Assistant Secretary of the Company, as applicable.

          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Prospectus” means the prospectus, dated June 1, 2006, relating to the offering by the Company of $550 million of the 3 7 / 8 % Convertible Subordinated Notes due 2036.
          “Publicly Traded Securities” has the meaning provided in the definition of Fundamental Change in this Section 1.1 .
          “Purchase Price” has the meaning provided in paragraph 7 of the Securities.
          “Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.
          “Regular Record Date” for the interest on the Securities (including Contingent Interest, if any), means May 15 (whether or not a Business Day) next preceding an interest payment date on June 1 and November 15 (whether or not a Business Day) next preceding an interest payment date on December 1.
          “Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (1) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (2) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
          “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or, if Standard & Poor’s Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided , however , that if there is no successor Person, then “S&P” shall mean any other nationally recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.
          “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or its Subsidiaries of any property or assets (other than any such arrangement involving (i) a lease for a term, including renewal rights, of not more than 36 months, (ii) a lease of property within 18 months from the acquisition or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or (iii) leases between or among the Company and a Subsidiary or Subsidiaries), which property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.
          “Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.
          “Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.5.
          “Senior Debt” means, with respect to the Company, the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, any Debt of the Company, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company. Notwithstanding the foregoing, the term Senior Debt shall not include (i) the Securities, (ii) any Indebtedness, created, evidenced, assumed or guaranteed by an instrument that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “ pari passu ” or “junior” to the Securities, (iii) any Indebtedness of the Company to any Subsidiary of the Company or (iv) any Indebtedness of or amounts owed by the Company for trade payables or otherwise for goods or materials purchased or services obtained in the ordinary course of business.
          “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
          “Stock Price” means the price per share of Common Stock paid in connection with a Fundamental Change, which shall be equal to (i) if holders of Common Stock receive only cash in such corporate transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date.
          “Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.
          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 9.3 .
          “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a closing sale price for the Common Stock is provided on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          SECTION 1.2.   Other Definitions.

	Defined in
Term	Section
“Additional Shares”	12.2	(f)
“Adjustment Event”	12.2	(k)
“Agent”	3.4
“Agent Member”	2.9
“Authenticating Agent”	2.4
“Cash Percentage”	12.1	(e)
“Cash Percentage Notice”	12.1	(e)
“Certificate of Destruction”	2.13
“Company Notice”	11.3	(a)

	Defined in
Term	Section
“Company Notice Date”	11.3	(a)
“Company Order”	2.4
“Contingent Interest”	2.1	(d)
“Conversion Date”	12.1	(b)
“cross acceleration provision”	6.1
“Daily Excess Amount”	12.1	(c)
“Daily Settlement Amount”	12.1	(c)
“Daily Conversion Value”	12.1	(c)
“Defaulted Interest”	2.14
“Determination Date”	12.2	(k)
“Effective Date”	12.2	(f)
“Event of Default”	6.1
“ex dividend date”	12.2	(a)
“Expiration Time”	12.2	(e)
“Fundamental Change Purchase Date”	11.1
“Fundamental Change Purchase Notice”	11.1	(b)
“Fundamental Change Purchase Price”	11.1
“Global Securities”	2.2	(b)
“Global Security Legend”	2.3
“Initial Dividend Rate”	12.2	(d)
“judgment default provision”	6.1
“Legal Holiday”	13.8
“Paying Agent”	2.5
“Payment Default”	6.1
“Purchase Date”	11.2	(a)
“Purchase Notice”	11.2	(a)(1)
“Reference Properties”	12.3	(a)
“Redemption Price”	5.1
“Registrar”	2.5
“Settlement Amount”	12.1	(c)
“Special Interest Payment Date”	2.14	(a)
“Special Record Date”	2.14	(a)
“Spin-Off”	12.2	(c)
“Successor Company”	4.1
          SECTION 1.3.   Incorporation by Reference of Trust Indenture Act.
          This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC.
          “indenture securities” mean the Securities.
          “indenture security holder” means a Securityholder.

          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.4.   Rules of Construction.
          Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
     (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.
ARTICLE II
The Securities
          SECTION 2.1.   Title and Terms.
          (a) The Securities shall be known and designated as the “3 7/8 % Convertible Subordinated Notes due 2036” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $500.0 million, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.8 , 2.9 , 2.10 , 2.12 , 2.13 , 5.8 , 9.5 , 11.3 or 12.1 . The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

          (b) The Securities shall mature on June 1, 2036.
          (c) Interest shall accrue at the rate specified in paragraph 1 of the Securities from, and including, June 7, 2006 until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2006.
          (d) In addition, interest, if any (“Contingent Interest”), will accrue on each Security during any six-month period from June 1 to and including November 30 and from December 1 to and including May 31, as appropriate, commencing with the six-month period beginning June 1, 2018, if the Average Securities Price for the Applicable Five Trading Day Period with respect to such interest period equals 120% or more of $1,000 principal amount of Securities. The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any interest period shall equal 0.375% of the average Securities Price for the Applicable Five Day Trading Period with respect to such interest period. Contingent Interest, if any, will accrue from, and including, June 1 or December 1, as applicable, through November 30 or May 31, as applicable, and will be payable on the next succeeding December 1 or June 1 interest payment date, as the case may be. Contingent Interest will be paid to the person in whose name a Security is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date on which Contingent Interest is payable. All payments of Contingent Interest shall be made in cash.
          Upon determination that Holders will be entitled to receive Contingent Interest during an interest period, on or prior to the first day of such interest period, the Company shall notify the Trustee and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing such information with respect to the payment of Contingent Interest or publish such information on its web site or through such other public medium as the Company may use at that time.
          (e) A Holder of any Security at the close of business on a Regular Record Date shall, except as otherwise provided in this Section 2.1(e) , be entitled to receive interest (including Contingent Interest, if any), on such Security on the corresponding interest payment date. Holders of Securities at the close of business on a Regular Record Date will receive payment of interest (including any Contingent Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time, on such Regular Record Date. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following interest payment date (except for (i) Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date, (ii) Securities in respect of which a Fundamental Change Purchase Date has been established that falls within this period or on such interest payment date, (iii) Securities in respect of which a Conversion Notice was received after 5:00 p.m., New York City time, on the Record Date immediately preceding the final interest payment date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security) must be accompanied by payment of an amount equal to the interest (including any Contingent Interest) that the Holder is to receive on the Securities. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or

Contingent Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest in respect of a Security (w) if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date, (x) if the Company establishes a Fundamental Change Purchase Date during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date that falls within this period or on such interest payment day and such Holder converts its Security prior to the Fundamental Change Purchase Date, (y) in respect of which a Conversion Notice was received after 5:00 p.m., New York City time, on the Record Date immediately preceding the final interest payment date or (z) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security.
          (f) Principal of and interest (including Contingent Interest, if any), on, any Global Security registered in the name of the Depository Trust Company, its nominee or its or their successor and assign, or such other depository institution appointed by the Company, shall be payable to such registered Holder in immediately available funds.
          (g) Principal on Definitive Securities shall be payable in immediately available funds or, at the option of the Company, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in the City of New York, initially the corporate trust office of the Trustee and its agency in New York, New York. Interest (including Contingent Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
          (h) The Securities shall be redeemable at the option of the Company as provided in Article V.
          (i) The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article XI.
          (j) The Securities shall be convertible at the option of the Holders as provided in Article XII.
          (k) The Securities are subordinated in right of payment to the Senior Debt, as provided in Article X.
          SECTION 2.2.   Form of Securities.
          (a) Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3 . The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.
          (b) The Securities are being offered and sold by the Company pursuant to an underwriting agreement. The Securities offered and sold, as provided in such underwriting agreement, shall be issued initially in the form of one or more global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each a “ Global Security ” and collectively the “ Global Securities ”). Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of DTC or its nominee, as hereinafter provided.
          (c) Definitive Securities may be exchanged for interests in Global Securities pursuant to Section 2.9.
          SECTION 2.3.   Legends.
          (a) Global Security Legend
          Each Global Security shall also bear the following legend (the “Global Security Legend”) on the face thereof:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF

OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (b) Legend for Definitive Securities
          Definitive Securities, in addition to the legend set forth in Section 2.3(a)(1), will also bear a legend substantially in the following form:
“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”
          SECTION 2.4.   Execution and Authentication.
          One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company signed by an Officer or by an Assistant Treasurer or an Assistant Secretary of the Company (the “ Company Order ”) for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $500.0 million outstanding, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.8 , 2.9 , 2.10 , 2.12 , 2.13 , 5.8 , 9.5 , 11.3 or 12.1 . All Securities issued on the Issue Date shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.12 , all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Initially, the Trustee will act as Authenticating Agent. Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the

Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          In case the Company, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.4 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
          SECTION 2.5.   Registrar and Paying Agent.
          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “ Registrar ”) and an office or agency where Securities may be presented for payment (the “ Paying Agent ”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “ Securities Register ”). The Company may have one or more co-registrars and one or more additional paying agents. The term “ Paying Agent ” includes any additional paying agent and the term “ Registrar ” includes any co-registrar.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 . The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying

Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
          SECTION 2.6.   Paying Agent To Hold Money in Trust.
          By no later than 10:00 a.m., New York City time, on the date on which any principal of or interest (including Contingent Interest, if any), on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including Contingent Interest, if any), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including Contingent Interest, if any), on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.6 , the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
          SECTION 2.7.   Securityholder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, and the Company, on its own behalf, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA § 312(a).
          SECTION 2.8.   General Provisions Relating to Transfer and Exchange.
          The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

          When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 , to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges in connection with which a Security is issued to a Person other than the Holder submitting the Security for exchange).
          Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:
          (a) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article V ;
          (b) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or
          (c) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
          Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.9.   Book-Entry Provisions for the Global Securities.
          (a) The Global Securities initially shall:

(i)	be registered in the name of DTC (or a nominee thereof);

(ii)	be delivered to the Trustee as custodian for DTC; and

(iii)	bear the Global Security Legend set forth in Section 2.3(a).

          Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited on behalf of the subscribers for the Securities represented thereby with the Trustee as custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Securities.
          (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10 .
          (d) If at any time:
               (i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;
               (ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;
               (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or
               (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;
DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).
          (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.9(d) , the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.
          SECTION 2.10.   Mutilated, Destroyed, Lost or Stolen Securities.
          If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
          Every new Security issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 2.11.   Outstanding Securities.
          Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.11 as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.
          If a Security is replaced or paid pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.12.   Temporary Securities.
          In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

          SECTION 2.13.   Cancellation.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a “ Certificate of Destruction ”) describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
          At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          SECTION 2.14.   Payment of Interest; Defaulted Interest.
          Interest (including any Contingent Interest) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.5 .
          Any interest (including any Contingent Interest) on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest (including any Contingent Interest) at the rate borne by the Securities (such defaulted interest (including any Contingent Interest) and interest thereon herein collectively called “ Defaulted Interest ”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “ Special Interest Payment Date ”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “ Special Record Date ”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2 , not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Contingent Interest) accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 2.15.   Computation of Interest.
          Interest (including any Contingent Interest) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 2.16.   CUSIP and ISIN Numbers.
          The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however , that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III
Covenants
          SECTION 3.1.   Payment of Securities.
          The Company shall promptly pay the principal of and interest (including Contingent Interest, if any), on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any Contingent Interest), shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest (including any Contingent Interest), then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest (including any Contingent Interest), payments hereunder. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payment against payments of cash and shares of Common Stock on the Securities.
          SECTION 3.2.   Maintenance of Office or Agency.
          The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of the Trustee (the “ Agent ”) currently located in The City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
          SECTION 3.3.   Corporate Existence.
          Except as otherwise provided in Article IV and Section 11.2(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company and the rights (charter and statutory), licenses and franchises of the Company and each Significant Subsidiary or each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of a Subsidiary that is neither a Significant Subsidiary nor a member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company.
          SECTION 3.4.   Payment of Taxes and Other Claims.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.
          SECTION 3.5.   Payments for Consent.
          Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
          SECTION 3.6.   Compliance Certificate.
          The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company, beginning with the Fiscal Year ending December 31, 2006 an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).
          SECTION 3.7.   Further Instruments and Acts.
          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 3.8.   Statement by Officers as to Default.
          The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, its status and the action which the Company proposes to take with respect thereto.
          SECTION 3.9.   Tax Treatment.
          The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat any cash and the fair market value of stock beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Securities. A Holder of Securities may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attn: S. Theis Rice; provided , that neither the Company nor any beneficial holder shall be required to treat the Securities, or to report income from the Securities, for United States federal income tax purposes in a manner that is contrary to applicable legal requirements or applicable published positions of the Internal Revenue Service.

          SECTION 3.10.   Delivery of Certain Information.
          The Company will deliver to the Trustee within fifteen (15) days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with the requirements of TIA § 314(a); provided that (i) any failure by the Company to comply with this provision shall not constitute a Default or Event of Default and (ii) only the Trustee may institute a legal proceeding against the Company to enforce such delivery obligation.
ARTICLE IV
Successor Company
          SECTION 4.1.   Consolidation, Merger and Sale of Assets.
          The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, another Person, unless:
     (i) the resulting, surviving or transferee Person (the “Successor Company”) if not the Company shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.
          For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; provided , that in no event shall any Sale and Leaseback Transaction entered into in the ordinary course of business be deemed to constitute the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest (including Contingent Interest, if any), on the Securities.

ARTICLE V
Redemption of Securities
          SECTION 5.1.   Optional Redemption.
          The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption price (the “ Redemption Price ”), which shall be payable in cash, specified in paragraph 6 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest (including Contingent Interest, if any), to the Redemption Date.
          SECTION 5.2.   Applicability of Article.
          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article V .
          SECTION 5.3.   Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4 . Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
          SECTION 5.4.   Selection by Trustee of Securities to Be Redeemed.
          If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, by lot, or on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
          If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 5.4 shall affect the right of any Holder to convert any Securities pursuant to Article XII before the termination of the conversion right with respect thereto.
          SECTION 5.5.   Notice of Redemption.
          Notice of redemption shall be given in the manner provided for in Section 13.2 and at the Company’s expense not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company’s expense, the Trustee shall give notice of redemption in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.
          All notices of redemption shall state:
          (1) the Redemption Date,
          (2) the redemption price and the amount of accrued interest (including Contingent Interest, if any), to the Redemption Date payable as provided in Section 5.7 , if any,
          (3) the then current Conversion Rate, a statement that the Securities called for redemption may be converted at any time before the close of business on the second Trading Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the procedures in paragraph 8 of the Securities,
          (4) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,
          (5) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (6) that on the Redemption Date the redemption price (and accrued interest, if any, (including Contingent Interest, if any), to the Redemption Date payable as provided in Section 5.7 ) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (including Contingent Interest, if any), on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,
          (7) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any, and any Contingent Interest,
          (8) the name and address of the Paying Agent and the Conversion Agent,
          (9) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,
          (10) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and
          (11) the paragraph of the Securities pursuant to which the Securities are to be redeemed.
          SECTION 5.6.   Deposit of Redemption Price.
          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6 ) an amount of money sufficient to pay the redemption price of, and accrued interest (including any Contingent Interest), on, all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.
          SECTION 5.7.   Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest, if any, and any Contingent Interest, to but excluding the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued and unpaid interest (including Contingent Interest, if any)) such Securities shall cease to bear interest or Contingent Interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, any Contingent Interest, to the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest (including Contingent Interest, if any), from the Redemption Date at the rate borne by the Securities.
          SECTION 5.8.   Securities Redeemed in Part.
          Any Security which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.
ARTICLE VI
Defaults and Remedies
          SECTION 6.1.   Events of Default.
          Each of the following is an “Event of Default”:
          (1) default in any payment of interest, including any Contingent Interest on any Security, when the same becomes due and payable, and such default continues for a period of 30 days;
          (2) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
          (3) failure by the Company to comply with its obligation to convert the Securities into cash or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for a period of ten calendar days;
          (4) failure by the Company to comply with any of its obligations under Article IV;
          (5) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above or any other covenant or agreement of this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default) and such default continues for 60 days after the notice specified below;
          (6) there is a default under any mortgage, agreement or other instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of the Company or any Subsidiary), whether such Debt now exists, or is created after the date of this Indenture, which default
               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt (“ Payment Default ”) or
               (B) results in the acceleration of such Debt prior to its maturity (the “cross acceleration provision”)
and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;
          (7) failure by the Company to issue a Company Notice of a Fundamental Change in accordance with the terms of Section 11.1 and Section 11.3 .
          (8) the Company pursuant to or within the meaning of any Bankruptcy Law:
               (A) commences a voluntary case or proceeding;
               (B) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;
               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
               (D) makes a general assignment for the benefit of its creditors;
               (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;
               (F) takes any corporate action to authorize or effect any of the foregoing; or
               (G) takes any comparable action under any foreign laws relating to insolvency; or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (A) is for relief against the Company in an involuntary case;
               (B) appoints a Custodian of the Company for all or substantially all of the Company’s property;
               (C) orders the winding up or liquidation of the Company; and in each case the order or decree or relief remains unstayed and in effect for 90 days; or
          (10) there has been entered in a court of competent jurisdiction a final judgment for the payment of $50.0 million or more rendered against the Company or any Subsidiary, which judgment is not covered by insurance (other than with respect to customary deductibles) or not discharged, bonded or stayed within 90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (“ judgment default provision ”).
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     Notwithstanding the foregoing, a Default under clause (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clause (5) of this Section 6.1 after receipt of such notice. A violation of Section 3.10 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee or such other Person specified in such covenant or agreement by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.
     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7), (8), (9) or (10) of this Section 6.1 , which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.
     SECTION 6.2.   Acceleration.
     If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, (including Contingent Interest, if any), on all the Securities to be due and payable; provided that upon an Event of Default of a type set forth in Clause 8 or Clause 9 of Section 6.1 , the Trustee shall be deemed to have made such declaration. Upon such an actual or deemed declaration, such principal, premium, if any, and accrued and unpaid interest (including Contingent Interest, if any), shall be due and payable immediately.
     SECTION 6.3.   Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Contingent Interest, if any), on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.4.   Waiver of Past Defaults.
     The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including Contingent Interest, if any), on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest (including Contingent Interest, if any), on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
     SECTION 6.5.   Control by Majority.
     The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2 , that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however , that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     SECTION 6.6.   Limitation on Suits.

     Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:
          (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;
          (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;
          (3) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
          (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and
          (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
          SECTION 6.7.   Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest (including Contingent Interest, if any), on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.8.   Collection Suit by Trustee.
          If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Contingent Interest) to the extent lawful) and the amounts provided for in Section 7.7 .
          SECTION 6.9.   Trustee May File Proofs of Claim.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 .
          SECTION 6.10.   Priorities.
          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
    FIRST: to the Trustee for amounts due under Section 7.7;
    SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest (including Contingent Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
    THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11.   Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE VII
Trustee
          SECTION 7.1.   Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against loss, liability or expense.
          (b) Except during the continuance of an Event of Default:
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 .
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1 .
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.
          (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
          SECTION 7.2.   Rights of Trustee.
          Subject to Section 7.1:
          (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its designated corporate trust office, and such notice references the Securities and this Indenture.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          SECTION 7.3.   Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 . In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.
          SECTION 7.4.   Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.5.   Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall, within 90 days after such Default occurs, mail by first class mail (a) to each Securityholder at the address set forth in the Securities Register, (b) to such Holders as have, within the two years preceding the date of such mailing, filed their names and addresses with the Trustee for that purpose, and (c) as otherwise required by TIA § 313(c). Except in the case of a Default or Event of Default in payment of principal of or interest (including Contingent Interest, if any), on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.6.   Reports by Trustee to Holders.
          As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to November 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a), if required by such TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall transmit by mail all reports required by TIA § 313(c) in accordance with the requirements set forth in TIA § 313(c).
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.7.   Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts related to this Indenture. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7 ) and of defending itself against any claims (whether asserted by any Securityholder or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel (subject to the approval of the Company not to be unreasonably withheld or delayed) and the Company shall pay the reasonable fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clauses (8) and (9) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
          SECTION 7.8.   Replacement of Trustee.
          The Trustee may resign at any time upon 60 days’ prior written notice to the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (1) the Trustee fails to comply with Section 7.10;
          (2) the Trustee is adjudged bankrupt or insolvent;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 .
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
          SECTION 7.9.   Successor Trustee by Merger.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.
          SECTION 7.10.   Eligibility; Disqualification.
          The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however , that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11.   Preferential Collection of Claims Against Company.
          The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
          SECTION 7.12.   Trustee’s Application for Instruction from the Company.
          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE VIII
Discharge of Indenture
          SECTION 8.1.   Discharge of Liability on Securities.

          When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders cash or cash and shares of Common Stock, in each case, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash or cash and shares of Common Stock (solely to satisfy outstanding conversions, if applicable), as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including Contingent Interest, if any), accrued and unpaid to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including Contingent Interest, if any), with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under the Indenture with respect to the Securities). On, or after, such time, the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with the Indenture with respect to the Securities or the Securities.
          SECTION 8.2.   Reinstatement.
          If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the

           Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including Contingent Interest, if any), on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
          SECTION 8.3.   Officers’ Certificate; Opinion of Counsel.
          Upon any application or demand by the Company to the Trustee to take any action under Section 8.1, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Each certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to compliance with such covenant or condition; and (4) a statement as to whether or not, in the opinion of such Person, there is compliance with such condition or covenant.
ARTICLE IX
Amendments
          SECTION 9.1.   Without Consent of Holders.
          The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:
          (1) to cure any ambiguity, omission, defect or inconsistency;
          (2) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;
          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
          (4) to add Guarantees with respect to the Securities;
          (5) to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or
          (7) to make any change that does not materially adversely affect the rights of any Holder, provided that any amendment to conform the terms of the Securities to the description contained in the prospectus filed with the registration statement pursuant to which this Indenture has been qualified and any supplemental prospectus thereto relating to the Securities shall be deemed not to be adverse to any Security holder.
          After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1 .
          SECTION 9.2.   With Consent of Holders.
          The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:
          (1) reduce the amount of Securities whose Holders must consent to an amendment of the Indenture or to waive any past Default or Event of Default;
          (2) reduce the rate of or extend the stated time for payment of interest, including Contingent Interest, on any Security;
          (3) reduce the principal of or extend the Stated Maturity of any Security;
          (4) make any change that impairs or adversely affects the conversion rights of any Securities;
          (5) reduce the redemption price, the Fundamental Change Purchase Price, the Purchase Price payable upon the redemption or repurchase of any Security or amend or modify in any manner adverse to holders of the Securities the Company’s obligation to make such payments, whether through an amendment to or waiver of Article V , Article IX , a definition or otherwise;
          (6) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender);

          (7) impair the right of any Holder to receive payment of principal of and interest (including Contingent Interest, if any), on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
          (8) make any change to the amendment provisions which require each Holder’s consent or to the waiver provisions.
          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.
          After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2 .
          SECTION 9.3.   Compliance with Trust Indenture Act.
          Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.4.   Revocation and Effect of Consents and Waivers.
          A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 , as applicable.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
          SECTION 9.5.   Notation on or Exchange of Securities.

          If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.6.   Trustee To Sign Amendments.
          The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2 ) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions and complies with the provisions hereof (including Section 9.3 ).
ARTICLE X
Subordination
          SECTION 10.1.   Agreement of Subordination.
          The Company covenants and agrees, and each Holder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article X ; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
          The payment of the principal of and Interest (including Contingent Interest, if any) on all Securities (including, but not limited to, the Redemption Price and the Fundamental Change Purchase Date with respect to the Securities subject to redemption or repurchase in accordance with Articles V and XI , respectively, and the payment of any cash upon conversion in accordance with Article XII ) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.
          No provision of this Article X shall prevent the occurrence of any Default or Event of Default hereunder.
          SECTION 10.2.   Payments to Holders.
          No payment shall be made with respect to the principal of or interest (including Contingent Interest, if any) on the Securities (including, but not limited to, the Redemption Price and the Fundamental Change Purchase Date with respect to the Securities subject to redemption or purchase in accordance with Articles V and XI , respectively, and any payment of cash upon conversion in accordance with Article XII), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.5 , if:
          (a) a default in the payment of principal, premium, interest or other amounts due on any Senior Debt, or in respect of any redemption or repurchase obligation under any Senior Debt, occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt); or
          (b) a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt (or any Representative) to accelerate its maturity (a “ Non-Payment Default ”) and a Trust Officer of the Trustee receives at the corporate trust office a written notice of the default (a “ Payment Blockage Notice ”) from the Company or a Representative of Designated Senior Debt.
          Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Securities may begin until both (i) 365 consecutive days have elapsed since the effectiveness of the first Payment Blockage Notice and (ii) all scheduled payments of principal and interest with respect to the Securities that are due have been paid in full in cash. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, unless the Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.
          The Company may and shall resume payments on and distributions in respect of the Securities upon:
          (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist or the Senior Debt shall have been discharged or paid in full, or
          (2) in the case of a Non-Payment Default, the earlier of the date on which such default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt or the Designated Senior Debt shall have been discharged or paid in full, or the 179 th day after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated or this Article X otherwise prohibits the payment or distribution at the time of such payment or distribution.
          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of or Interest (including Contingent Interest, if any) on, or with respect to the conversion of, the Securities (except, to the extent required by applicable law, payments made pursuant to Article VIII from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article X , shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.
          For purposes of this Article X, the words, “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article X with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article IV shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article IV .
          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or their Representatives of such acceleration. The Company shall not pay the Securities until five days after the holders or Representatives for the holders of Senior Debt receive notice of the acceleration and after which the Company shall pay the Securities only if this Article X otherwise permits payment at that time.
          In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
     Nothing in this Section 10.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 and Section 7.7 . This Section 10.2 shall be subject to the further provisions of Section 10.5 .
             SECTION 10.3.   Subrogation of Securities.
     Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article X (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and Interest on the Securities shall be paid in full in cash or other payment satisfactory to the Holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article X , and no payment over pursuant to the provisions of this Article X , to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article X , which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article X are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.
        Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and Interest (including Contingent Interest, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt.

     Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Section 7.1 , and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article X .
          SECTION 10.4.   Authorization to Effect Subordination.
     Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 10.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.
          SECTION 10.5.   Notice to Trustee.
     The Company shall give prompt written notice in the form of an Officers’ Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article X . Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X , unless and until a Trust Officer of the Trustee shall have received written notice thereof at the applicable corporate trust office from the Company (in the form of an Officers’ Certificate) or a Representative or a Holder or Holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1 , shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.5 , then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article X to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article VIII , and any such payment shall not be subject to the provisions of this Article X.

     The Trustee, subject to the provisions of Section 7.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X , the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X , and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          SECTION 10.6.   Trustee’s Relation to Senior Debt.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X , and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 7.1 , the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article X or otherwise.
          SECTION 10.7.   No Impairment of Subordination.
     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or otherwise be charged.
          SECTION 10.8.   Certain Conversions Not Deemed Payment.
     For the purposes of this Article X only, the issuance and delivery of Common Stock and the payment of cash in lieu of fractional shares of such Common Stock upon conversion of a Security in accordance with Article XII shall not be deemed to constitute a payment or distribution on account of the principal of or Interest on such Security. Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XII.
          SECTION 10.9.   Article Applicable to Payment Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided , however, that the first paragraph of Section 10.10 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
          SECTION 10.10.   Senior Debt Entitled to Rely.
     The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article X , and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
ARTICLE XI
Purchase at Option of Holder Upon a Fundamental Change; Repurchase at the Option of Holders
          SECTION 11.1.   Purchase at the Option of the Holder Upon a Fundamental Change.
          If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date, of the Company’s choosing that is not less than 20 nor more than 35 Business Days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 11.3(d) ) (the “ Fundamental Change Purchase Date ”). The Securities shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Securities at a price (the “ Fundamental Change Purchase Price ”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, including Contingent Interest, if any, to but excluding the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date is between a Regular Record Date and the interest payment date to which it relates, in which case such accrued and unpaid interest will be paid to the Holder as of such Regular Record Date).
          (a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental

Change and of the purchase right arising as a result thereof, including the information required by Section 11.3(a) hereof, on or before the 20th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.
          (b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security duly endorsed for transfer, together with a written notice of purchase (a “ Fundamental Change Purchase Notice ”) and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse thereof duly completed, on or before the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice shall state:
          (1) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased;
          (2) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and
          (3) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture.
          (c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 11.1, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.
          Any purchase by the Company contemplated pursuant to the provisions of this Section 11.1 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 11.1 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.3(b) .
          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
          On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 11.1 . Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the

Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. Subject to Section 12.2 herein and paragraph 8 of the Securities, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Business Day immediately following the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including Contingent Interest, if any), on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Contingent Interest, if any), upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.
          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.
          SECTION 11.2.   Purchase of Securities at the Option of the Holder.
          (a) On June 1, 2018 (the “Purchase Date”), at a Purchase Price, which shall be paid in cash, equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, including any Contingent Interest, to but excluding the Purchase Date (unless the Purchase Date is between a Regular Record Date and the interest payment date to which it relates, in which case such accrued and unpaid interest will be paid to the Holder as of such Regular Record Date), a Holder shall have the option to require the Company to purchase all or a portion of the outstanding Securities held by such Holder, upon:
          (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:
     (i) if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;
     (ii) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

     (iii) that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and
          (2) delivery or book-entry transfer of such Securities to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.2 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.
          (b) The Company shall purchase from a Holder, pursuant to this Section 11.2, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.
          (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 11.2 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.
          (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.2 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.3(b) .
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.
          (f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 11.2 . Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities. Subject to Section 12.2 herein and paragraph 8 of the Securities, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, cash sufficient to pay the Purchase Price of such Securities on the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Contingent Interest), on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest (including any Contingent Interest), upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

          (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.
          SECTION 11.3.   Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder .
          (a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice ”) to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, not less than 25 Business Days prior to the Purchase Date, or on or before the 20th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “ Company Notice Date ”). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:
          (1) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, and any Contingent Interest, Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate and, to the extent known at the time of such notice, the amount of interest (including any Contingent Interest), if any, that will be payable with respect to the Securities on the applicable Purchase Date or Fundamental Change Purchase Date;
          (2) the applicable Purchase Date or Fundamental Change Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 11.1 or 11.2 , as applicable;
          (3) the name and address of the Paying Agent and the Conversion Agent;
          (4) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;
          (5) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
          (6) that the Purchase Price or Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;
          (7) the procedures the Holder must follow under Sections 11.1 or 11.2, as applicable, and Section 11.3;
          (8) briefly, the conversion rights of the Securities including, if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
          (9) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including any Contingent Interest), will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;
          (10) the CUSIP or ISIN number of the Securities;
          (11) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice; and
          (12) in the case of a Company Notice pursuant to Section 11.1, the events causing a Fundamental Change and the date of the Fundamental Change.
          Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.
          (b) Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 11.2(a) or Section 11.1(b) , as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Securities (provided the conditions in Section 11.2(a) or Section 11.1(b) , as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.2(a) or Section 11.1(b) , as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:
          (1) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;
          (2) if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and
          (3) the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.
          There shall be no purchase of any Securities pursuant to Section 11.2 or Section 11.1, if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          (c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.
          (d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.2 or Section 11.1 , the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) and any other tender offer rule, in each case under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.2 or Section 11.1 to be exercised in the time and in the manner specified in Section 11.2 or Section 11.1 .

          (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 10 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.2(f) or Section 11.1(c) , as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.
          (f) Officers’ Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 11.3(a) herein; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.
          (g) Company’s Determination Final and Binding. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company in good faith, whose determination shall be final and binding absent manifest error.
ARTICLE XII
Conversion
          SECTION 12.1.   Conversion of Securities.
          (a) Right to Convert. A Holder may convert its Securities at any time during which the conditions stated in paragraph 8 of the Securities are met. The Company will determine at the beginning of each fiscal quarter commencing at any time after September 30, 2006 (through the fiscal year ending March 31, 2036), whether the Securities are convertible pursuant to paragraph 8(a) of the Securities and notify the Trustee thereof. Whenever the Securities shall become convertible upon one or more of the conditions stated in paragraph 8 of the Securities being met, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 13.2 , and the Company shall also publicly announce such information by publication on the Company’s website or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
          A Holder converting its Securities must follow the procedures set forth in paragraph 8 of the Securities. A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000.

          The cash payable, and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.1(c) .
          (b) Conversion Procedures. To convert Securities, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the “ Conversion Date ”.
          On conversion of Securities, any accrued and unpaid interest with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash, or a combination of cash and the Common Stock (together with the cash payment, if any, in lieu of fractional shares), in exchange for the Securities being converted pursuant to the provisions hereof, and the cash and the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such cash and such Fair Market Value (determined as aforesaid) of any such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest, in respect of a Security (w) if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date, (x) if the Company establishes a Fundamental Change Purchase Date during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date that falls within this period or on such interest payment day and such Holder converts its Security prior to close of business on the second Trading Day prior to the Fundamental Change Purchase Date, (y) in respect of which a Conversion Notice was received after 5:00 p.m., New York City time, on the Record Date immediately preceding the final interest payment date or (z) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security
          If a Holder converts more than one Security at the same time, the cash and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.
          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.
          If the last day on which Securities may be converted is a legal holiday in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.
          (c) Payment Upon Conversion. Upon any conversion of Securities, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Securities being converted a “ Settlement Amount ” equal to the sum of the Daily Settlement

Amount for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period.
          “Daily Settlement Amount”, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares equal to, (A) the difference between the Daily Conversion Value and $50 (the “ Daily Excess Amount ”), divided by (B) the Last Reported Sale Price of the Common Stock for such day (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 12.3 is applicable); provided that the Company may, pay all or portion of such Daily Excess Amount in cash pursuant to clause (d) and (e) below.
          “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the applicable Conversion Rate and (2) the Last Reported Sale Price of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 12.3 is applicable) on such day. For the purposes of determining the Daily Conversion Value the following provisions shall apply: (i) if the Applicable Consideration includes securities for which the price can be determined in a manner contemplated by the definition of “Last Reported Sale Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Applicable Consideration includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value of such property as determined by the Company’s Board of Directors in good faith; and (iii) if the Applicable Consideration includes cash, then the value of such cash shall be the amount thereof.
          The Settlement Amount will be delivered to converting Holders on the third Business Day immediately following the last day of the Cash Settlement Averaging Period.
          (d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.
          (e) Optional Cash Payments in Lieu of Shares. The Company may elect to reduce the number of shares of Common Stock that it shall issue upon conversion of the Securities by specifying a percentage of the Daily Excess Amount that will be settled in cash (the “ Cash Percentage ”), no later than by the close of business on the day prior to the first Trading Day of the applicable Cash Settlement Averaging Period, and the Company will notify the Holder of such Cash Percentage by notifying the Trustee (such notice, the “ Cash Percentage

Notice”). If the Company elects to specify a Cash Percentage, the amount of cash that it shall deliver in lieu of shares in respect of each Trading Day in the applicable Cash Settlement Averaging Period shall equal the product of (i) the Cash Percentage and (ii) the Daily Excess Amount for such Trading Day. The number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Cash Settlement Averaging Period shall equal (i) the product of (1) 100% minus the Cash Percentage and (2) the Daily Excess Amount for such Trading Day, divided by (ii) the Last Reported Sale Price of the Common Stock (or the consideration into which such Common Stock has been converted in connection with transactions to which Section 12.3 is applicable) for such day. If the Company does not specify a Cash Percentage by the close of business on the Trading Day immediately preceding the start of the applicable Cash Settlement Averaging Period (including by timely revoking a Cash Percentage Notice as set forth below), the Cash Percentage shall be deemed to be zero. To the extent the Cash Percentage is less than 100%, the Company shall, in addition to any amounts payable pursuant to this Clause (e), deliver cash in lieu of any fractional shares of Common Stock in accordance with Cause (d) above. The Company may, at its option, revoke any Cash Percentage Notice by notifying the Trustee no later than by the close of business on the Trading Day immediately preceding the start of the applicable Cash Settlement Averaging Period.
          (f) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding of tax required by law.
          (g) Certain Covenants of the Company. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.
          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
          SECTION 12.2.   Adjustments to Conversion Rate.
          The Conversion Rate shall be adjusted from time to time by the Company as follows (provided that in no event will adjustments to the Conversion Rate solely by reason of clauses (d) or (f) below result in a Conversion Rate that exceeds 17.2325 shares per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate is adjusted pursuant to clauses (a), (b), (c) and (e) below):
          (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

     where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be

CR’	=	the Conversion Rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be

OS0	=	the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination, as the case may be, and

OS’	=	the number of shares of Common Stock outstanding immediately after the such dividend or distribution, or the effective date of such share split or share combination, as the case may be.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 12.2(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
As used in this Section 12.2, ‘‘ex-dividend date’’ means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

          (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days from the record date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

     where,

CR0	=	the Conversion Rate in effect immediately prior to announcement of such issuance

CR’	=	the Conversion Rate in effect immediately after announcement of such issuance

OS0	=	the number of shares of Common Stock outstanding immediately prior to announcement of such issuance

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants, and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the ex-dividend for the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.
In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          (c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:
          (i) dividends or distributions and rights or warrants referred to in clause (a) or (b) above;
          (ii) dividends or distributions paid exclusively in cash; and
          (iii) any Spin-Off to which the provisions set forth below in this clause (c) shall apply;
then the Conversion Rate will be adjusted based on the following formula:

     where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution

CR’	=	the Conversion Rate in effect immediately after the ex-dividend date for such distribution

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the ex-dividend date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the ex-dividend Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.
With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “ Spin-Off ”) the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

     where,

CR0	=	the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the spin-off
CR’	=	the Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the spin-off
FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off, and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.
Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off. As a result, any conversion within the ten Trading Days following the effective date of any Spin-Off will be deemed not to have occurred until the end of the ten-Trading Day period.
          (d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock during any quarterly fiscal period other than regular quarterly cash dividends that do not exceed $0.09 per share (appropriately adjusted from time to time in a manner inversely proportional to the adjustments of the Conversion Rate) (the “ Initial Dividend Rate ”), the Conversion Rate will be adjusted based on the following formula:

     where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution

CR’	=	the Conversion Rate in effect immediately after the ex-dividend date for such distribution

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such distribution, and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold, in the case of a regular quarterly dividend, or, in the case of any other dividend or distribution, the full amount of such dividend or distribution.
Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution; provided that if such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “ Expiration Time ”), the Conversion Rate will be increased based on the following formula:

     where,

CR0	=	the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires

CR’	=	the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
If, however, the application of the foregoing formulas (other than the formula set forth in clause (a) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
          (f) If a Securityholder elects to exchange its notes in connection with a specified corporate transaction pursuant to paragraph 8 of the Securities that occurs prior to June 1, 2018, and the corporate transaction also constitutes a Fundamental Change, the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “ Additional Shares ”) as described below during the period from and including the effective date of the Fundamental Change to and including the Trading Day prior to the related Fundamental Change Purchase Date, provided that if the Stock Price is greater than $180.00 or less than $58.03 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero. Any conversion occurring at a time when the Securities would be convertible in light of the expected or actual occurrence of a Fundamental Change will be deemed to have occurred in connection with such Fundamental Change notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied.
          The Company shall provide notice of the occurrence of a Fundamental Change having such effect no later than 25 calendar days prior to the anticipated Effective Date (or if only determinable subsequent to such date, then as promptly as can be determined subsequent to such 25 th calendar day)
          The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the date on which such Fundamental Change occurs or becomes effective (the “ Effective Date ”) and the Stock Price with respect to such Fundamental Change; provided that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.
          The Stock Prices set forth in the first row of the table in Schedule A hereto and set forth in the first paragraph of this Section 12.2(f ) will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to this Section 12.2 . The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in this Section 12.2 .
          (g) Notwithstanding the foregoing provisions of this Section 12.2, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of Holders of a Security to convert, for any distribution described therein if the Holders will otherwise participate in the distribution without conversion of the Securities.

          (h) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section 12.2 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.
          To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.
          (i) No adjustment to the Conversion Rate need be made:
          (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
          (2) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
          (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Securities were first issued;
          (4) for a change in the par value of the Common Stock; or
          (5) for accrued and unpaid interest (including any Contingent Interest).
To the extent the Securities become convertible into cash, assets or property, no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.
          (j) All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon redemption, upon a Fundamental Change or upon the Stated Maturity.
          (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Securities Register provided for in Section 2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (l) Any case in which this Section 12.2 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.2(a) , (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 12.2(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 12.2(e) , (each a “ Determination Date ”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.1 . For purposes of this Section 12.2(l) , the term “ Adjustment Event ” shall mean:
     (i) in any case referred to in clause (a) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (b) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (c) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (d) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
          (m) For purposes of this Section 12.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          SECTION 12.3.   Effect of Reclassification, Consolidation, Merger or Sale.
          (a) If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which

Section 12.2(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into : (i) cash up to the aggregate principal amount thereof; and (ii) in lieu of Common Stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Common Stock in the relevant event (the “ Reference Property ”), subject to our right to deliver cash in lieu of all or a portion of the Reference Property in accordance with applicable procedures set forth in Section 12.1 . For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article XII and Article XI and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.
          (b) The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.3 to be mailed to each holder of Securities, at its address appearing on the Securities Register provided for in Section 2.5 of this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (c) The above provisions of this Section 12.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.
          (d) If this Section 12.3 applies to any event or occurrence, Section 12.2 shall not apply in respect of such event or occurrence.
          SECTION 12.4.   Responsibility of Trustee.
          The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of

Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII . Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.3 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 12.3(a) or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1 , may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
          SECTION 12.5.   Notice to Holders Prior to Certain Actions.
          In case after the date hereof:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.2 ; or
          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
          (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least three (3) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          Notwithstanding and in addition to the foregoing, the Company shall be required to give the notices specified in paragraph 7 of the Securities.
          SECTION 12.6.   Stockholder Rights Plan.
          To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 12.2(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.
ARTICLE XIII
Miscellaneous
          SECTION 13.1.   Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.
          SECTION 13.2.   Notices.
     Any notice or communication shall be in writing, by telecopy, facsimile transmission, overnight courier guaranteeing next day delivery, delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
Attn: S. Theis Rice

Telephone No.: (214) 589-8170
Telecopier No.: (214) 589-8824
With a copy to:
Haynes and Boone, LLP
901 Main Street
Suite 3100
Dallas, Texas 75202
Attn: W. Scott Wallace
Telephone No.: (214) 651-5587
Telecopier No.: (214) 200-0674
if to the Trustee:
Wells Fargo Bank N.A.
Corporate Trust Services
MAC T5303-022
1445 Ross Ave., 2 nd Floor
Dallas, TX 75202
Attn: Nancye Patterson
Telephone No.: (214) 777-4078
Telecopier No.: (214) 777-4086
E-Mail: nancye.patterson@wellsfargo.com
          For purposes of Section 2.5 (with respect to presentation of Securities for payment or for registrations of transfer or exchange) if to the Trustee:
Wells Fargo Bank, N.A.
MAC N9303-121
Corporate Trust Operation
608 2 nd Ave.
Minneapolis, MN 55479
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight and courier guaranteeing next day delivery.
          Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
          SECTION 13.3.   Communication by Holders with other Holders.
     Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 13.4.   Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, the Company has complied with all conditions precedent, if any, provided for in this Indenture relating to the proposed action; and
          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, the Company has complied with all such conditions precedent.
          SECTION 13.5.   Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not there is compliance with such covenant or condition; and
          (4) a statement as to whether or not, in the opinion of such individual, there is compliance with such covenant or condition.
          In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
          SECTION 13.6.   When Securities Disregarded.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 13.7.   Rules by Trustee, Paying Agent and Registrar.
     The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 13.8.   Legal Holidays.
     A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest, Contingent Interest, if any, shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
          SECTION 13.9.  GOVERNING LAW; WAIVER OF JURY TRIAL.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT SUCH WAIVER OF TRIAL BY JURY BY THE COMPANY AND THE TRUSTEE SHALL IN NO WAY LIMIT ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY HOLDER OF THE SECURITIES IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 13.10.   No Recourse Against Others.
     An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11.   Successors.
     All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 13.12.   Multiple Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 13.13.   Table of Contents; Headings.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 13.14.   Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          SECTION 13.15.   Severability Clause.
          In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TRINITY INDUSTRIES, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SCHEDULE A
     * The following table sets forth the stock price and the number of additional shares to be received per $1,000 principal amount of notes:

Effective date	$ 58.03	$ 60.00	$ 70.00	$ 80.00	$ 90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$160.00	$170.00	$180.00
6/7/2006	4.4677	4.6307	3.5911	2.8558	2.3141	1.9022	1.5809	1.3253	1.1184	0.9487	0.8077	0.6896	0.5897	0.5047
6/1/2007	4.4677	4.6031	3.5529	2.8143	2.2728	1.8630	1.5446	1.2921	1.0884	0.9216	0.7834	0.6679	0.5703	0.4874
6/1/2008	4.4677	4.5734	3.5102	2.7673	2.2260	1.8185	1.5035	1.2547	1.0546	0.8914	0.7565	0.6439	0.5491	0.4687
6/1/2009	4.4677	4.5639	3.4768	2.7235	2.1788	1.7716	1.4587	1.2131	1.0165	0.8568	0.7253	0.6159	0.5241	0.4464
6/1/2010	4.4677	4.5425	3.4284	2.6637	2.1160	1.7101	1.4008	1.1597	0.9679	0.8130	0.6861	0.5809	0.4929	0.4187
6/1/2011	4.4677	4.5035	3.3588	2.5820	2.0322	1.6292	1.3254	1.0906	0.9055	0.7571	0.6362	0.5366	0.4536	0.3839
6/1/2012	4.4677	4.4502	3.2687	2.4783	1.9270	1.5288	1.2326	1.0067	0.8305	0.6906	0.5776	0.4851	0.4086	0.3446
6/1/2013	4.4677	4.3747	3.1482	2.3419	1.7902	1.3994	1.1141	0.9003	0.7362	0.6075	0.5049	0.4218	0.3535	0.2967
6/1/2014	4.4677	4.2824	2.9957	2.1681	1.6161	1.2357	0.9655	0.7681	0.6202	0.5066	0.4176	0.3464	0.2886	0.2410
6/1/2015	4.4677	4.1633	2.7930	1.9361	1.3851	1.0208	0.7732	0.5998	0.4749	0.3823	0.3117	0.2565	0.2124	0.1764
6/1/2016	4.4677	4.0128	2.5151	1.6145	1.0683	0.7327	0.5222	0.3865	0.2961	0.2335	0.1882	0.1541	0.1275	0.1059
6/1/2017	4.4677	3.8633	2.1239	1.1363	0.6051	0.3317	0.1945	0.1258	0.0899	0.0696	0.0567	0.0474	0.0401	0.0338
6/1/2018	4.4677	3.9079	1.5260	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
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EXHIBIT A
[FORM OF FACE OF SECURITY]
[Global Security Legend, if applicable]
No. [___]     Principal Amount $450,000,000, as revised by the Schedule of Increases and Decreases in Global Security attached hereto
CUSIP NO.: 896522 AF 6
ISIN: [___________]
3 7/8 % Convertible Subordinated Notes due 2036
          Trinity Industries, Inc., a Delaware corporation, promises to pay to [___], or registered assigns, the principal sum of $450,000,000 Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 1, 2036.
          Interest Payment Dates: June 1 and December 1
          Regular Record Dates: May 15 and November 15
          Additional provisions of this Security are set forth on the other side of this Security.
2

     IN WITNESS WHEREOF, Trinity Industries, Inc. has caused this Security to be signed manually or by facsimile by its duly authorized officer.
     Dated: June 7, 2006

TRINITY INDUSTRIES, INC.

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:

Authorized Signatory
3

[FORM OF REVERSE SIDE OF SECURITY]
3 7/8 % Convertible Subordinated Notes due 2036
1. Interest
     Trinity Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 3 7 / 8 % per annum.
     The Company will pay interest semiannually on June 1 and December 1 of each year commencing December 1, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 7, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     Interest on Securities converted after the close of business on a Regular Record Date, but prior to the opening of business on the corresponding interest payment date, will be paid to the Holder on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such interest payment date. No such payment need be made with respect to Securities in respect of which a Redemption Date has been declared that falls within such period or on such interest payment date. A Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest, in respect of a Security (A) if the Company calls such Security for redemption and such Holder converts such Security on or prior to the Redemption Date, (B) if the Company establishes a Fundamental Change Purchase Date during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date has been established that falls within this period or on such interest payment day and such Holder converts its Security prior to the Fundamental Change Purchase Date, (C) if a Holder converts the Securities following the Record Date immediately preceding the Stated Maturity, or (D) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security.
     If the principal hereof or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the redemption price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph, then in each such case the overdue amount shall bear interest at the rate of 3 7 / 8 % per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
2. Method of Payment
     By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest (including Contingent Interest, if any), on any Security is due and
4

payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay interest (including Contingent Interest, if any) (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal and interest (including any Contingent Interest), if any, will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Securities at the office or agency designated by the Company in the Borough of Manhattan, The City of New York. Interest (including Contingent Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
3. Paying Agent, Registrar, Conversion Agent, Authenticating Agent and Bid Agent
     Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Trustee, Paying Agent, Registrar, Conversion Agent, Authenticating Agent and Bid Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent, Authenticating Agent or Bid Agent without notice to any Securityholder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent, subject to the terms of the Indenture. Neither the Company nor any of its Affiliates may act as Bid Agent.
4. Indenture
     The Company issued the Securities under an Indenture dated as of June 7, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
     The Securities are general unsecured subordinated obligations of the Company limited to $500.0 million aggregate principal amount, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.8 , 2.9 , 2.10 , 2.12 , 2.13 , 5.8 , 9.5 , 11.3 or 12.1 of the Indenture. The Securities will be treated as a single class of securities under the Indenture. The Indenture
5

imposes certain limitations on, among other things, consolidation, mergers and sale of assets of the Company.
5. Contingent Interest
     The Company shall pay Contingent Interest in cash to the Holders in respect of any six-month period from and including June 1 to and including November 30 and from and including December 1 to and including May 31, commencing with the six-month period beginning June 1, 2018, if the average Securities Price for the Applicable Five Trading Day Period with respect to such interest period equals 120% or more of $1,000 principal amount of Securities. The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any interest period shall equal 0.375% of the average Securities Price for the Applicable Five Day Trading Period with respect to such interest period. Contingent interest, if any, will accrue from June 1 or December 1, as applicable, and will be payable on the next succeeding December 1 or June 1 interest payment date, as the case may be. Contingent interest will be paid to the person in whose name a Security is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date on which Contingent Interest is payable. All payments of Contingent Interest shall be made in cash.
     Upon determination that Holders will be entitled to receive Contingent Interest during an interest period, on or prior to the first day of such interest period, the Company shall notify the Trustee and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing such information with respect to the payment of Contingent Interest or publish such information on its web site or through such other public medium as the Company may use at that time.
6. Redemption
     No sinking fund is provided for the Securities. The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after June 1, 2018, on at least 30 days but not more than 60 days’ prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a Redemption Price in cash equal to 100% of their principal amount plus accrued but unpaid interest (including any Contingent Interest), if any, to but excluding the Redemption Date.
     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee by lot, or on a pro rata basis, or by another method as the Trustee shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest (including any Contingent Interest), if any, will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
6

7.	Purchase By the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change
     (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase on June 1, 2018 (the “Purchase Date”)all or a portion of the Securities held by such Holder at a purchase price (the “Purchase Price”) equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest (including any Contingent Interest), to but excluding such Purchase Date (unless the Purchase Date is between the Regular Record Date and the interest payment date to which it relates, in which case such accrued and unpaid interest will be paid to the Holder as of such Regular Record Date), upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash for any Securities to be purchased.
     Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.
     (b) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day the Company selects that is not less than 20 or more than 35 Business Days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the principal amount of Securities purchased plus, unless the Fundamental Change Purchase Date is between a Regular Record Date and the interest payment date to which it relates, accrued and unpaid interest, including any Contingent Interest, if any, to but excluding the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash.
     (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.
     (d) If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including any Contingent Interest), if any, shall cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

8.	Conversion
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     Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock of the Company at any time on or before 5:00 p.m., New York City time, on the Trading Day immediately preceding the maturity date if at least one of the following conditions (including the applicable conversion time constraints) is satisfied on the Conversion Date:
     (a) the Last Reported Sale Prices of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the potential Conversion Date occurs is greater than or equal to 130% of the applicable Conversion Price per share of Common Stock on the last Trading Day of such preceding calendar quarter; provided that in no event may a Conversion Date occur prior to the calendar quarter beginning after September 30, 2006 pursuant to this clause (a);
     (b) the conversion occurs at any time on or after May 1, 2036 until 5:00 p.m., New York City time, on the Trading Day immediately preceding the Stated Maturity;
     (c) any or all of the Securities have been called for redemption by the Company, in which case a Holder may convert Securities called for redemption into Common Stock at any time prior to the close of business on the second Trading Day prior to the Redemption Date;
     (d) the Company elects to (i) distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Last Reported Sale Price at the time of such distribution or (ii) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company’s Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the day preceding the declaration date for such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. The ex-dividend date is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or other distribution from the seller of the Common Stock to its buyer; or
     (e) the Company becomes party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the 25th calendar day prior (or, if only determinable subsequent to such date, then as promptly as can be determined subsequent to such 25th calendar day) to the anticipated effective date of the transaction until 30 calendar days after the actual effective date of such transaction or in the case of a consolidation, merger or share exchange also constituting a Fundamental Change, until the Trading Day prior to the repurchase date corresponding to such Fundamental Change. The Company shall notify Holders of the anticipated effective date of a transaction giving rise to
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a conversion right under this provision as soon as practicable after it first determines the effective date of such transaction;
     Securities in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities pursuant to paragraph 7 hereof and Section 11.1 or Section 11.2 of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.
     The initial Conversion Rate is 12.7648 shares of our Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay            cash and shares of Common Stock (or, at the Company’s election, cash in lieu of some or all of such Common Stock as permitted by the Indenture), if any, based on a Daily Conversion Value calculated on a proportionate basis for each day of the 20-day Cash Settlement Averaging Period, as set forth in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock based on the Last Reported Sale Price and may, pursuant to a timely Cash Percentage Notice, elect to deliver additional cash in lieu of all or some of the shares of Common Stock.
     Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Contingent Interest) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period from 5:00 p.m., New York City time on any Regular Record Date to 9:00 a.m., New York City time on the corresponding interest payment date (except for (i) Securities in respect of which a Redemption Date has been declared that falls within this period or on such interest payment date, (ii) Securities in respect of which a Fundamental Change Purchase Date has been established that falls within this period or on such interest payment day, (iii) Securities which have been converted after the Record Date immediately preceding the Stated Maturity, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security) must be accompanied by payment of an amount equal to the interest (including any Contingent Interest) that the Holder is to receive on the Securities. Except where Securities surrendered for conversion must be accompanied by payment as described above, no separate payment for interest or Contingent Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest in respect of a Security (w) if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date, (x) if the Company establishes a Fundamental Change Purchase Date during the period from the close of business on any Regular Record Date to the opening of business on the corresponding interest payment date has been established that falls within this period or on such interest payment day and such Holder converts its Security prior to the Fundamental Change Purchase Date, (y) a Holder converts the Securities after the Record Date immediately preceding the Stated Maturity, or (z) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security.
     To convert Securities that are Global Securities, a beneficial owner or participant must comply with DTC’s procedures for converting a beneficial interest in the Global Security
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and, if required, pay funds equal to interest payable on the next interest payment date to which the converting beneficial owner or participant is not entitled and, if required, pay all taxes or duties, if any.
     To convert Definitive Securities, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice), (2) deliver such notice, which is irrevocable, to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, and surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee, (4) pay any transfer or similar tax, if required and (5) if required, pay funds equal to interest payable on the next interest payment date to which the Holder is not entitled.
     A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the Securities, that portion of accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date and accrued and unpaid Contingent Interest with respect to the converted portion of the Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of cash and any Common Stock (together with any cash payment in lieu of fractional shares) delivered in exchange for the portion of the Securities being converted pursuant to the terms hereof; provided that the Company may, pursuant to a timely Cash Percentage Notice, elect to deliver additional cash in lieu of all or some of the shares of Common Stock; and the cash and Fair Market Value of any such shares of Common Stock (together with any such cash payment in lieu of fractional shares or cash payment in lieu of shares pursuant to a Cash Percentage Notice) shall be treated issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof. Notwithstanding the foregoing, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Interest in respect of a Security if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date.
9. Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article V of the Indenture; (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected
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for redemption; or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
10. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
     If money for the payment of principal or interest (including any Contingent Interest), if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants of the Company or its Subsidiaries, or to make any change that does not materially adversely affect the rights of any Securityholder; provided, that any amendment to conform the terms of the Securities to the description contained in the prospectus filed with the Registration Statement pursuant to which the Indenture has been qualified and any supplemental prospectus thereto relating to the Securities shall be deemed not to be adverse to any Securityholder.
13. Defaults and Remedies
     Under the Indenture, Events of Default include, but are not limited to, (i) default in any payment of interest, including any Contingent Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days; (ii) default in payment of principal on the Securities at Stated Maturity, upon required repurchase pursuant to paragraph 7 or upon optional redemption pursuant to paragraph 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations to convert the Securities into cash or a combination of cash and Common Stock, as applicable, upon the exercise of a holder’s conversion right and such failure continues for a period of ten calendar days; (iv) the failure by the Company to comply with its obligations under Article IV of the Indenture; (v) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Securities (other than those referred to
11

in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt to the Company), whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest (including any Contingent Interest), if any, or on such Debt prior to the expiration of the grace period provided in such Debt (“Payment Default”) or (b) results in the acceleration of such Debt prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary; (vii) failure by the Company to issue a Company Notice of a Fundamental Change in accordance with the terms of the Indenture; (viii) certain events of bankruptcy, insolvency or reorganization of the Company (the “bankruptcy provisions”); or (ix) entry in a court of competent jurisdiction of a final judgment for the payment of $50.0 million or more rendered against the Company or any Subsidiary, which judgment is not covered by insurance (other than with respect to customary deductibles) or not discharged, bonded or stayed within 90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (the “judgment default provision”). However, a default under clause (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clause (v) hereof after receipt of such notice.
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. A violation of any convent or agreement in the Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may be enforced only by the Trustee or such other Person specified in such covenant or agreement by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.
     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest (including any Contingent Interest), if any, if it determines that withholding notice is in their interest.
14. Trustee Dealings with the Company
     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities
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and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
15. No Recourse Against Others
     An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
16. Subordination
     This Security is subordinated in right of payment to all existing and future Senior Debt as provided in Article X of the Indenture.
17. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.
18. Abbreviations
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
19. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Governing Law
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
Attn: S. Theis Rice
Telephone No.: (214) 589-8170
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[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

			Principal Amount of this Global	Signature of authorized
	Amount of decreasein Principal	Amount of increase in Principal	Security following such	signatory of Trustee or
Date	Amount of this Global Security	Amount of this Global Security	decrease or increase	Securities Custodian

15

FORM OF CONVERSION NOTICE
To:      Trinity Industries, Inc.
     The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for cash and shares of Common Stock of Trinity Industries, Inc., if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $___,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address
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FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To:      Trinity Industries, Inc.
     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Trinity Industries, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address
17

FORM OF PURCHASE NOTICE
To:      Trinity Industries, Inc.
     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Trinity Industries, Inc. (the “Company”) as to the holder’s option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address
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